Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CO2 ENERGY TRANSITION CORP.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF DECEMBER, A.D. 2021, AT 12:41 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6273844 8100
SR# 20214102367

Authentication: 202350433
Date: 01-08-22

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

CO2 Energy Transition Corp.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

> The total number of shares of capital stock which the Corporation shall have authority to issue is 40,000,000 shares, all of which shares shall be shares of common stock having a par value of $.0001 per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 6th day of December, 2021.

By: [signature]
Authorized Officer

Title: Cheif Executive Officer

Name: E. Will Gray
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:41 PM 12/15/2021
FILED 12:41 PM 12/15/2021
SR 20214102367 - File Number 6273844